Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of First National Bancshares, Inc. (the "Company"), each certify that, to his or her knowledge on the date of this certification:


          1. The quarterly report of the Company for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.  The information  contained in the Report fairly  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Company.


                                     /s/ Jerry L. Calvert
                                    --------------------------------------
                                    Jerry L. Calvert
                                    Chief Executive Officer
                                    May 15, 2003


                                     /s/ Kitty B. Payne
                                    --------------------------------------
                                    Kitty B. Payne
                                    Chief Financial Officer
                                    May 15, 2003


A signed original of this written statement required by Section 906 has been provided to First National Bancshares, Inc. and will be retained by First National Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.